As filed with the Securities and Exchange Commission on July 6, 2000
                                                   Registration No. 333-________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          ELECTRONICS FOR IMAGING, INC.
             (Exact name of registrant as specified in its charter)

                              --------------------

      Delaware                                           94-3086355
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                303 Velocity Way
                       Foster City, California 94404-4803
                                 (650) 357-3500
                    (Address of principal executive offices)

                        2000 Employee Stock Purchase Plan
                            (Full title of the plan)

                                    Guy Gecht
                Chairman of the Board and Chief Executive Officer
                          Electronics For Imaging, Inc.
                                303 Velocity Way
                       Foster City, California 94404-4803
                                 (650) 357-3500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   Copies to:
                              Brett D. White, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                           Palo Alto, California 94306
                                 (650) 843-5000

                              --------------------


                                                 CALCULATION OF REGISTRATION FEE
============================= =================== ========================= ========================== =========================
                                                      Proposed Maximum          Proposed Maximum
 Title of Securities to be       Amount to be        Offering Price Per     Aggregate Offering Price    Amount of Registration
         Registered               Registered             Share (1)                     (1)                       Fee
----------------------------- ------------------- ------------------------- -------------------------- -------------------------
Common Stock (par value $.01)      400,000                 $25.44                  $10,176,000                  $2,687
============================= =================== ========================= ========================== =========================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon (a) the average of the high and low prices of Company's Common Stock on June 29, 2000 as reported on the Nasdaq National Market for shares reserved for future grant pursuant to Electronics For Imaging, Inc.'s (the "Company") 2000 Employee Stock Purchase Plan.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Electronics For Imaging, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's  latest annual report on Form 10-K filed  pursuant to
Section 15(d) of the Securities Act of 1934, as amended (the "Exchange Act").

         (b) The Company's quarterly report on Form 10-Q filed May 12, 2000 pursuant to Section 15(d) of the Securities Act.

         (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act on Form 8-A on August 28, 1992.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                            DESCRIPTION OF SECURITIES

Not Applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933 (the "Securities Act"). The Company's Amended and Restated Certificate of Incorporation requires the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company's Amended and Restated Bylaws require the Company to indemnify any persons by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that if an action or suit is by or in the right of the Company against such director, officer, employee or agent of the Company and such person is adjudged to be liable to the Company then the Company shall only indemnify such person to the extent that the court in which such action or suit is brought shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

                       EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

                                    EXHIBITS

Exhibit
Number

5.1      Opinion of Cooley Godward LLP.

23.1     Consent of PricewaterhouseCoopers LLP.

23.3     Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1     Power of Attorney is contained on the signature pages.

99.1     The Company's 2000 Employee Stock Purchase Plan.


                                  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California on July 5, 2000.


                                       ELECTRONICS FOR IMAGING, INC.

                                       By: /s/ Guy Gecht
                                          --------------------------------------
                                            Guy Gecht
                                            Chief Executive Officer and Chairman
                                            of the Board


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Guy Gecht and Joseph Cutts and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the  requirements of the Securities Act, this  Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                 Title                                       Date
---------                                                 -----                                       ----
/s/ Guy Gecht                                             Chief Executive Officer and Chairman        July 5, 2000
------------------------------------                      of the Board (Principal Executive
    Guy Gecht                                             Officer)


/s/ Fred Rosenzweig                                       President,                                  July 5, 2000
------------------------------------                      Chief Operating Officer, and
    Fred Rosenzweig                                       Director


/s/  Joseph Cutts                                         Chief Financial Officer (Principal          July 5, 2000
------------------------------------                      Financial Officer and Accounting
     Joseph Cutts                                         Officer) and Corporate Secretary


/s/  Jean-Louis Gassee                                    Director                                    July 5, 2000
------------------------------------
     Jean-Louis Gassee




/s/  James S. Greene                                      Director                                    July 5, 2000
------------------------------------
     James S. Greene



                                  EXHIBIT INDEX

Exhibit
Number                        Description

5.1      Opinion of Cooley Godward LLP.

23.1     Consent of PricewaterhouseCoopers LLP.

23.3     Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1     Power of Attorney is contained on the signature pages.

99.1     The Company's 2000 Employee Stock Purchase Plan.